Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 www. lucbro.com

February 2, 2026

Brag House Holdings, Inc.

45 Park Street

Montclair, NJ 07042

RE:	Registration on Form S-4

Ladies and Gentlemen,

We have acted as counsel to Brag House Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with (i) the merger (the “Merger”) of Brag House Merger Sub, Inc., a wholly owned subsidiary of the Company and House of Doge, Inc. (“House of Doge”), with House of Doge surviving the Merger and becoming a wholly owned subsidiary of the Company pursuant to the terms of the Merger Agreement dated as of October 12, 2025, as amended by Amendment No. 1 thereto dated as of November 26, 2025 and Amendment No. 2 thereto dated as of February 2, 2026 (as amended, the “Merger Agreement”). Such Registration Statement relates to the registration by the Company of up to 663,250,176 shares of common stock, par value $0.0001 per share, of the Company to be issued in connection with the Merger (the “Shares”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company’s Certificate of Incorporation, as amended or supplemented from time to time (collectively, the “Charter”), (iv) the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), (v) copies of the resolutions of the Board of Directors of the Company relating to the Merger, the Merger Agreement, the Registration Statement and the issuance of the Shares thereunder (the “Resolutions”), and (vi) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, that the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Merger Agreement, that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise, that all documents submitted to us and public records we reviewed or relied upon are accurate and complete, and that the Charter, the Bylaws and the Resolutions will not have been amended or rescinded after the date of effectiveness of the Registration Statement but prior to the time that the Merger is effective and the Shares are issued and the Resolutions are and will be at such time in full force and effect.

We have also assumed that (i) the Registration Statement and any amendment thereto will have become effective and will remain effective at the time of the issuance of the Shares thereunder and that no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the joint proxy statement/prospectus describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) at the time of the issuance of the Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued, (iv) the Company will remain duly organized, validly existing and in good standing under the Delaware Corporation Law at the time any Shares are issued, (v) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient, (vi) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, and (c) in any documents we have reviewed are accurate, true, correct and complete in all material respects, (vii) the transactions contemplated by the Merger Agreement and Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (viii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement, including the proposal to approve the amendments to the Company’s new amended and restated certificate of incorporation (the “Proposed Charter”), and (ix) the Proposed Charter will have been adopted by the board of directors of the Company and filed with the Secretary of the State of Delaware.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, statements made to us by officers of the Company, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable House of Doge shareholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) prior to the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

The foregoing opinion is based on and is limited to the Delaware General Corporation Law (including the judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement on Form S-4 and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than former stockholders of House of Doge that receive the Shares in the Merger and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

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